UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2005 (November 30, 2005)
COMMERCIAL VEHICLE GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-50890 (Commission File Number)	41-1990662 (IRS Employer Identification No.)
6530 West Campus Oval
New Albany, Ohio 43054
(Address of Principal Executive Offices, including Zip Code)
(614) 289-5360
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 30, 2005, 168,700 shares of restricted stock were awarded by our compensation committee under our Amended and Restated Equity Incentive Plan. The restricted shares vest in three equal annual installments commencing on October 20, 2006. Of the awards granted, 97,000 restricted shares were issued to our directors and executive officers as follows:
Name/ Position/ Number of Restricted Shares Awarded
Scott D. Rued/ Chairman and Director/ 8,000
S.A. Johnson/ Director/ 4,000
Richard A. Snell/ Director/ 4,000
David R. Bovee/ Director/ 4,000
Scott C. Arves/ Director/ 4,000
Robert C. Griffin/ Director/ 4,000
Mervin Dunn/ President, CEO and Director/ 25,000
Chad M. Utrup/ Vice President of Finance and CFO/ 12,000
Gerald L. Armstrong/ President — CVG Americas/ 12,000
James F. Williams/ Vice President of Human Resources/ 10,000
William G. Boyd/ President — CVG International/ 10,000
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1 Form of Restricted Stock Agreement pursuant to the Commercial Vehicle Group, Inc. Amended and Restated Equity Incentive Plan (incorporated by reference to the Registrant’s registration statement on Form S-4 (File No. 333-129368), filed on November 1, 2005, as amended).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

/s/ Chad M. Utrup
Date: December 1, 2005	By:	Chad M. Utrup
	Its:	Vice President and Chief Financial Officer